EXHIBIT 10.1

CERTAIN INFORMATION (INDICATED BY ASTERISKS) IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

Transition Agreement

This Transition Agreement (“Agreement”) is entered into as of October 24, 2008 (the “Effective Date”), by and between Time Warner Cable Inc., a Delaware corporation (“TWC”), and Primal Solutions, Inc., a Delaware corporation (“Primal”).

Recitals

A.           TWC, as assignee of Time Warner Cable Information Services (Maine), LLC, and Primal are Parties to (i) that certain Master Software License Agreement, dated December 11, 2002 (as amended, the “License Agreement”), and (ii) that certain Professional Services Agreement, dated December 2002, for provision of Rating and Mediation services in support TWC’s Digital Phone (as amended, the “Services Agreement” and, together with the License Agreement, the “2002 Agreements”);

B.           In addition to the 2002 Agreements, TWC and Primal have executed certain Work Orders that authorize Primal to provide services for or on behalf of TWC identified as Billing Authorization TWC126, Verizon OA/DA processing, Quotation TWC143, Monthly Data Mart Support, TWCR 132, Hosting Charges in 2007/2008, and TWCR116, Marketing Dashboard (collectively, “the Work Orders”);

B.           As permitted under the 2002 Agreements, TWC hereby gives notice of its desire to terminate the 2002 Agreements and the Work Orders to Primal;

C.           The Parties desire to set forth in this Agreement certain terms and conditions with respect to the transition assistance to be provided by Primal in connection with the termination of the 2002 Agreements and the additional fees to be paid by TWC in connection with the provision of those services.

Agreements

In consideration of the foregoing and the covenants set forth below, the Parties agree as follows:

1.           Definitions.  All capitalized terms used in this Agreement and not expressly defined in this Agreement shall have the respective meanings given to such terms in the License Agreement or Services Agreement, as applicable.  Primal and TWC are collectively referred to as the "Parties" and each, individually, as a "Party".

2.           Transition Term.  The term of this Agreement (the “Transition Term”) will commence upon execution by the Parties and will continue until February 28, 2009.  During the Transition Term, all of the terms and conditions of the 2002 Agreements, including payment-related terms, will continue in full force and effect.  Upon the expiration of the Transition Term, the 2002 Agreements and the Work Orders will terminate.

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3.           Transition Services.

3.1.           Transition Services.  During the Transition Term, Primal will use commercially reasonable best efforts to provide to TWC services that are reasonably requested by TWC in order for TWC to effect an orderly transition from the Software to TWC’s alternative product and platform (the “Transition Services”) in accordance with the transition schedule set forth in Schedule 1 to this Agreement, as it may be modified from time to time by written agreement of TWC and Primal (any such modification requested by one Party will be considered and acted upon in good faith by the other Party). The Transition Services will include (i) the services described in the 2002 Agreements, subject to the limitations of hours set forth therein, (ii) the services described in Authorization Letter #TWCR188, dated October 8, 2008 (the “Authorization Letter”), and (iii) the services described in Schedule 2 to this Agreement.

3.2.           Charges and  Payment.  During the Transition Term, TWC will continue to pay to Primal all fees due and owing under the 2002 Agreements and the Work Orders for the use of the Software and for services provided by Primal.  In addition, TWC will pay an additional amount to Primal for (i) the Transition Services described in the Authorization Letter in accordance with the pricing and payment terms set forth in the Authorization Letter, and (ii) to decommission the hardware infrastructure used in connection with the Software and services, as described in Schedule 2 to this Agreement, in accordance with the pricing and payment terms set forth in Schedule 2.  During the Transition Term, all invoices from Primal to TWC shall be paid net ten days with a two percent (2%) discount of the invoice amount.

4.           Grant of Limited License. Notwithstanding anything to the contrary in the 2002 Agreements, including Section 2.6 of the License Agreement, Primal hereby grants to TWC a limited, non-transferable, non-sublicensable, non-exclusive license to the Software, and all Intellectual Property Rights in and to the Software, for its use (including use by its employees, agents and contractors solely on behalf of TWC) in connection with the transition from the Software to TWC’s replacement product and platform.  Without limiting the generality of the foregoing grant of rights, TWC shall have the right to develop and use, during and after the Transition Term, reports and reporting formats (including the “look and feel” thereof) that are the same or similar to the reporting formats used by Primal in providing its services under the 2002 Agreements and Work Orders; provided, however, that TWC shall not have the right to develop, during and after the Transition Term, widgets, graphics, reports or reporting formats (including the “look and feel” thereof) that are the same or similar to the reporting formats used by Primal in providing its services under TWCR116, Marketing Dashboard.  Except as expressly granted in this Section 4, (i) TWC receives no ownership, license, or other interest in any intellectual property created or delivered by Primal, whether in connection with its performance of this Agreement or otherwise, and (ii) Primal receives no ownership, license, or other interest in any intellectual property created or delivered by TWC, whether in connection with its performance of this Agreement or otherwise.

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5.           Confidentiality.  The confidentiality terms set forth in Section 4 of the License Agreement are incorporated into this Agreement by this reference and will apply to the Parties performance of their respective obligations during the Transition Term.

6.           Entire Agreement.  This Agreement (including Schedules 1 and 2) and the Authorization Letter constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and the Authorization Letter and supersede all other prior or contemporaneous understandings or agreements with respect thereto.  In the event of a conflict between this Agreement or the Authorization Letter and the 2002 Agreements, the terms of this Agreement and the Authorization Letter, as applicable, shall govern.  No amendment to this Agreement is valid unless in writing and signed by both Parties.  Any requirement for a signature in this Agreement or any amendment may be satisfied by facsimile transmission of an original signature.

7.           Limitation of Liability.  Except for a Party’s willful misconduct, neither Party will have any liability to the other Party under this Agreement for indirect, consequential, exemplary, special, incidental or punitive damages.

8.           Survival of Provisions.  Upon the expiration or earlier termination of the Transition Term, the provisions in Sections 4, 5, 6 and 7 of this Agreement will survive, in addition to the surviving provisions of the 2002 Agreements as set forth therein.

[Signature Page Follows]

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The Parties have each executed this Agreement as of the date set forth below the signature of the Party’s authorized signatory.

AGREED:		AGREED:
Time Warner Cable Inc.		Primal Solutions, Inc.
By:	/s/ Frank Boncimino	By:	/s/ Joseph R. Simrell
Name:	Frank Boncimino	Name:	Joseph R. Simrell
Title:	Senior Vice President	Title:	CEO
Date:	November 6, 2008	Date:	November 20, 2008

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Schedule 1
to
Transition Agreement

Transition Schedule

10/17/08 - [***]

10/22/08 - Complete development for settlement and revenue assurance tools including reports and optimized queries  (~35-40 reports).  3 months (August, September and up to 10/22) of filtered data must also be online with all aggregations/optimizations completed)

10/22/08 - 11/7/08 - User acceptance of settlement and revenue assurance tools

11/7/08 - [***]  This is a big component of invoice settlement, so this 1st settlement is more of an advanced test of the tools combined with the data

11/15/08 - [***]

11/15/08 - 11/22/08 - User acceptance testing of first version of wholesale rating functionality

12/1/08 - cutover begins, Primal continues to receive all rated usage through December, with billing files being sent for data prior to 12/1

12/1/08 - 12/31/08 - [***]

12/1/08 - 12/31/08 - Primal runs billing adjustment files for unrated records ([***])

12/7/08 - 1st full, parallel Sprint invoice settlement

12/10/08 - [***]

12/15/08 - Primal runs invoice cycle for National

12/15/08 - [***]

12/15/08 - 12/22/08 - User acceptance testing of final version of wholesale rating functionality

1/1/09 - 1/31/09 - [***]

[***]  Confidential portion omitted and filed separately with the Securities and Exchange Commission.

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1/1/09 - 1/31/09 - [***]

1/9/08 - [***]

1/10/08 - [***]

1/15/08 - [***]

[***]  Confidential portion omitted and filed separately with the Securities and Exchange Commission.

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Schedule 2
to
Transition Agreement

Decommission of TWC Hardware

A.	Incorporation by reference of the Services Agreement.

The services set forth in this Schedule 2 will be subject to the terms and conditions of the Transition Agreement.

B.	Description of Services:

Primal will perform the decommission and removal of the Sun hardware.  This effort will begin no later than March 1st, 2009.  TWC will be responsible for coordinating the shutdown and removal of the Hitachi hardware with Primal supervision / approval.

The summary activities for this project include but are not limited to:

•	Datacenter labor to decommission power, network, etc.
•	Primal labor to wipe disks and restore hosts to factory specifications.
•	Primal labor to remove hardware from racks and pack for shipping.
•	Primal labor to decommission TWC and CLEC VPN hardware and network access.
•	Costs for packing materials, shipping and coordination.
•	Final month of the datacenter fees (one month after cut-over)
•	Project management fees.

Requirements:

Item	Product	LOE in Days
a.	Datacenter staff labor for 3 days	3 days
b.	Primal time to prepare/wipe hosts and storage	12 days
c.	Primal time to remove TWC hardware from rack(s)	5 days
d.	Primal decommission of Vendors & VPN(s)	5 days
e.	Packing labor, materials, services and shipping (not including SAN)	5 days + material / fees
f.	Primal Support for SAN decommission	3 days
g.	Final Month datacenter fees (1 month following final cut-over)	One Month
h.	Primal project management fees	6 days

	Total One-Time Fees	$[***]

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C.	Daily or hourly rate and skill classification of personnel to be provided:

Blended rate for hardware engineers, network technicians, software engineers, database administrators, operations staff and management.

D.	Travel and Living Expenses:

No travel will be necessary.  All work will be done remotely or from Primal offices in Irvine, CA.

E.	Total fees for services performed in section B. above:
The total fees of the services/products to be provided by Primal under this Schedule 2 are:
Item	Task	LOE in Days	Price
a.	Datacenter staff labor for 3 days	3	$[***]
b.	Primal time to prepare/wipe hosts and storage	12	$[***]
c.	Primal time to remove TWC hardware from rack(s)	5	$[***]
d.	Primal decommission of Vendors & VPN(s)	5	$[***]
e.	Packing labor, materials, services and shipping (not including SAN)	5 days+material / fees	$[***]
f.	Primal Support for SAN decommission	3	$[***]
g.	Final Month datacenter fees (1 month following final cut-over)	N/A	$[***]
h.	Primal project management fees	6	$[***]

	Total One-Time Fees		$[***]

One-hundred percent (100%) of the total Fees are to be paid to Primal by March 1st, 2009.

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F.	Key Project Assumptions:

•	TWC will be responsible for planning and execution of the SAN decommission, only after the Primal data mart is confirmed for decommission.
•	TWC will coordinate with Hitachi or other 3rd party to properly decommission the SAN from the datacenter.
•	TWC will assume all costs related to removal of the Hitachi SAN from the datacenter including materials and transportation.
•	TWC will coordinate all datacenter activities only through the Primal representative.
•	TWC will NOT contact the datacenter directly regarding any aspect of this project.
•	TWC will reimburse Primal for any reasonable incidental material costs or expenses that may be incurred for this project.

Any work to be performed by Primal not covered in this Schedule 2 will require a written modification to this Schedule 2 as set forth in the Transition Agreement.

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